CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2013, relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of Brandes International Equity Fund, Brandes Global Equity Fund, Brandes Emerging Markets Fund, Brandes International Small Cap Equity Fund, Brandes Core Plus Fixed Income Fund, and Brandes Credit Focus Yield Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", “Experts”, "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
January 31, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2013, relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to Shareholders of Separately Managed Account Reserve Trust Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", “Experts”, "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
January 31, 2014